SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)                  March 11, 2002
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                              U.S. AGGREGATES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                      000-15217                57-0990958
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(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


              147 WEST ELECTION ROAD, SUITE 110, DRAPER, UT 84020
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               (Address of Principal Executive Offices) (Zip Code)


                                 (801) 984-2600
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  DISPOSITION OF ASSETS.

SALE OF THE COMPANY'S ASSETS.
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     On March 11, 2002, U.S. Aggregates, Inc. (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that it had entered into an agreement, subject to bankruptcy court approval and the results of an auction process described below, to sell all the Company's and its subsidiaries' assets to Oldcastle Materials Inc. (the "Buyer"), pursuant to an Agreement of Purchase and Sale of Assets dated as of March 8, 2002. At closing, the Company will receive approximately $140,750,000 in cash less (i) certain amounts to cover liabilities not assumed by the Buyer and (ii) $4,500,000 to be placed in an escrow account to be released to the Company upon the occurrence of certain conditions as specified in the Agreement of Purchase and Sale of Assets. The total consideration to be received by the Company was determined pursuant to arms-length negotiations by the parties. If approved by the bankruptcy court, the sale will be subject to a competitive bidding auction at which all qualified parties can, and are encouraged to, bid for the assets of the entire Company, or of those of the Western or Southeastern business.

     The Company is selling all assets related to its Western and Southeastern businesses, including, fixtures, vehicles, machinery, equipment, tools, furniture, real property, leases, inventory, contracts, permits, names and variations used by the Company, and accounts and notes receivable of the Company. In addition to the purchase of the assets of the Company, Oldcastle Materials, Inc. will assume certain liabilities of the Company.

     The Company has previously sold certain of its assets located in the States of Idaho and Utah to Oldcastle Materials Inc. and Oldcastle MMG, Inc. For information concerning these transactions, a description is contained in and incorporated herein by reference from the Company's Current Report on Form 8-K filed on February 8, 2002 and the Company's Quarterly Report on Form 10-Q/A filed on May 31, 2001.

ITEM 5.  OTHER EVENTS.

COMPANY FILES VOLUNTARY CHAPTER 11 PETITION IN CONNECTION WITH SALE OF ASSETS.
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     The Company's press release issued on March 11, 2002, also announced that on the same day, in accordance with the terms of the Agreement of Purchase and Sale of Assets, the Company filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The proposed asset sale to Oldcastle Materials Inc. will be subject to bankruptcy court approval, expiration of the Hart-Scott-Rodino Act of 1976 waiting period and the results of an auction process. The Company will seek the permission of the bankruptcy court to conduct the sale under Section 363 of the U.S. Bankruptcy Code. If approved by the bankruptcy court, the

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sale will be subject to a competitive bidding auction at which all qualified parties can, and are encouraged to, bid for the assets of the entire Company, or of those of the Western or Southeastern business.

COMPANY ANNOUNCES ESTABLISHMENT OF A DEBTOR-IN-POSSESSION FACILITY.
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     The Company's press release issued on March 11, 2002, also announced the establishment of a debtor-in-possession facility to be provided by certain of its pre-petition lenders which, subject to bankruptcy court approval, will provide for the availability of $17.5 million in funds for working capital and letters of credit, to enable the Company to operate its business in the ordinary course for one year, or until the sale of the Company's assets is completed, whichever is earlier.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

     Not applicable.

(b) Pro Forma Financial Information.

     The Company intends to amend this Current Report to provide pro forma financial information pursuant to Paragraph (b)(2) of Item 7 and in accordance with Article 11 of Regulation S-X.

(c) Exhibits.

EXHIBIT NO.                  DESCRIPTION

2.1            Agreement of Purchase and Sale of Assets by and among U.S.
               Aggregates, Inc. and all of its subsidiaries, and Oldcastle Materials Inc., Oldcastle MMG, Inc., Oldcastle Materials Southeast, Inc., dated as of March 8, 2002.

99.1 Press Release dated March 11, 2002, entitled "U.S. Aggregates Announces Agreement to Sell Company Assets; Company Files Voluntary Chapter 11 Petition in Conjunction with Transaction; DIP Financing in Place."

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                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                        U.S. AGGREGATES, INC.



Date:  March 12, 2002                   By:   /s/ Stanford Springel
                                            ------------------------------------
                                                  Stanford Springel
                                                  Chief Executive Officer

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                                  EXHIBIT INDEX


EXHIBIT NO.      DESCRIPTION                                            PAGE NO.
-----------      -----------                                            --------


   2.1         Agreement of Purchase and Sale of Assets by and            2.1-1
               among U.S. Aggregates, Inc. and all of its subsidiaries, and Oldcastle Materials Inc.,
               Oldcastle MMG, Inc., Oldcastle Materials Southeast,
               Inc., dated as of March 8, 2002.

  99.1         Press Release dated March 11, 2002, entitled "U.S.        99.1-1
               Aggregates Announces Agreement to Sell Company
               Assets; Company Files Voluntary Chapter 11
               Petition in Conjunction with Transaction; DIP
               Financing in Place."